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                              JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into this 7th day of August, 1997, by and between Samuel C. Cummings ("Cummings"), whose principal place of business is 2260 S. Xanadu Way, Suite 275 Aurora, CO 80014, and R C Capital ("Capital"), whose principal place of business is at 1660 S. Albion St. Denver, CO 80222.

WHEREAS, Cummings has demonstrated skills in the home improvement business and the application of siding; and

WHEREAS, Capital deems it to be in its best interest to hire Cummings to render to Capital acquired skills, and

WHEREAS, Cummings is ready, willing and able to render such services to Capital as hereinafter described on the terms and conditions more fully set forth below.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Services, Capital hereby contracts for the services of Cummings and Cummings hereby accepts and agrees to render services. Cummings shall render to Capital such services as set forth in Exhibit A, attached hereto and by reference incorporated herein.

It is acknowledged and agreed by Capital that Cummings carries no professional licenses, other than any that may be listed on Exhibit A, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities.

Time, Place and Manner of Performance. Cummings shall be available to the officers and directors of Capital at all times during normal working hours.

Term of Agreement. The term of this Agreement shall be Perpetual, commencing on the date of this Agreement, but subject to prior termination as hereinafter provided.

Compensation. In full consideration of the services to be provide for Capital by Cummings, as fully set forth in Exhibit A, upon execution of this Agreement, Capital agrees to compensate Cummings in the manner set forth on Exhibit B.

Termination.

(a). Cummings' relationship with Capital hereunder may be terminated at any time by mutual written agreement of the parties hereto.
(b). This Agreement shall terminate upon Capital's dissolution, bankruptcy, insolvency, inability to meet its current financial obligations.
(c). This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default in not cured within fifteen (15) days of written notice of such default.

Work Product. It is agreed that all information and materials produced for Capital shall be the property of Capital, free and clear of all claims thereto by Cummings and Capital shall retain claim of authorship therein.

Confidentiality. Cummings recognizes and acknowledges that it has and will have access to certain confidential information of Capital and its affiliates. Cummings will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of Capital, any of such information to any person for any reason or purpose whatsoever. In this regard, Capital agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statue, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

Return of Capital upon Termination. Cummings agrees to the return of all paid in capital upon termination and will not compete with capital after Cummings has terminated under Article 5 hereunder until arrangements for the return of all paid-in capital have been made to Capital's satisfaction.

Disclaimer of Responsibility for Acts of Capital. All final decisions with respect to acts and omissions of Capital or any affiliates and subsidiaries, shall be those of Capital or such affiliates and subsidiaries, and Cummings shall under no circumstances be liable for any expense incurred or loss suffered by Capital as a consequence of such acts or omissions.

Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

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Waiver of Breach.  Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

Assignment. This agreement and t he rights and obligations of Cummings hereunder shall not be assignable without the written consent of Capital

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado. The negotiation, execution, delivery, consummation hereof, and the performance of and consideration for this Agreement shall be deemed to have taken place in Denver County, Colorado. Any suit, dispute, litigation, action, claim, and/or proceeding in connection herewith, the subject matter hereof or between the parties hereto, will be brought, prosecuted and resolved solely and exclusively in the courts of the State of Colorado for Denver County or the United States District Court sitting in Denver County, Colorado. Each party hereto hereby consents to the personal jurisdiction of the State of Colorado for all actions, disputes, litigation, claims, suits, and/or proceedings arising out of this Agreement or the subject matter hereof, whether based on tort, contract, warranty, misrepresentation, fraud, or otherwise, in any way related hereto or arising herefrom including, but not limited to, the termination hereof.

Severability. All agreements and covenants contained herein are severable, and in the event of any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

Waiver and Modification. Any waiver, alteration modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences of transactions hereunder.

Attorney's Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, n addition to any damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

Liquidated Damages. Capital and Cummings hereby acknowledge and agree that any default hereunder by Capital will cause damage to Cummings in an amount
difficult to ascertain.   Accordingly, Capital agrees that, upon a default of
this Agreement by Capital, Cummings shall retain all compensation provided for under Section 5 as liquidated damages, as Cummings' sole legal and equitable remedy.

Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

By:  Samuel C. Cummings

RC CAPITAL, INC.

By:  W. Ross C. Corace, President


Exhibit B

Capital agrees to invest a minimum of $25,000.00 in commercial Exterior Consultants, in consideration of duties performed in Exhibit A by Sam Cummings. Said investment of $35,000.00 plus any additional investment entitles Capital to 50% of profits of Commercial Exterior Consultants Excluding Cummings salary. Any capital contributed in excess of $25,000.00 is to be paid back before distribution of profits.